Exhibit (a)(5)(FFF)

E.ON AG

Conference Call for Journalists on November 8, 2006: Interim Report III/2006

Transcript

Questions and Answers

Operator:

Questions come from the Spanish News. Please carry on.
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Spanish News:

Hello, good afternoon, Mr. Bernotat. The President of the Spanish stock exchange authority said today that the acquisition offer by E.ON would only be accepted if E.ON submits all necessary documentation. What do you have to say about that? Do you want to say anything about that?
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Dr. Bernotat:

Yes, of course, I’m quite happy to do that. On Monday, that’s something we said during the press conference in Madrid, during this week, we will hand in all the necessary documentation with the stock exchange authority and we expect that next week we will obtain the approval by Mr. Conte.
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Spanish News:

Do you think that this procedure is a legal issue which has just started in Barcelona? Maybe that this could be been impeded?
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Dr. Bernotat:

This is something that I cannot [inaudible] on. At the moment there is not yet a proceeding which has been filed against us. And this is a finding purely based on newspaper articles and I assume that we plan to get information about this Barcelona case. We are, of course, waiting for the event, but we haven’t really addressed about this. This proceedings, we do not think this will have an impact upon our issue. Thank you very much. The next question, please.
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Operator:

The next question comes from Tom [Broise] from Bloomsburg in Frankfurt.
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Mr. [Broise]:

Good morning. Just a few questions about the special effects. Firstly, the $574 million euros. Can you please explain, in somewhat more detail, where this comes from and whether this has to do with regulatory issues and where it comes from. And, secondly can you possibly also explain, in somewhat more detail, what we have to see in adjusted EBIT.
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Dr. Bernotat:

I am quite glad to do that. The $574 million euros that you talked about are depreciations of the [inaudible] sector and this is all, of course, as a result of regulatory issues. So, I can give an affirmative answer to all that you ask. And all these figures are shown in our EBIT result and our neutral result. We are talking about depreciations which are a burden upon our result and as regards the other, namely the 208.
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Mr. [Broise]:

[Inaudible] Are there, is there anything which has to be seen within the EBIT, the adjusted EBIT. [Inaudible]
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Dr. Bernotat:

I have to ask you which 600.
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Mr. [Broise]:

I’m still on page 9, at the very bottom of the page, market to market.
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Dr. Bernotat:

[Inaudible] It’s a market evaluation. This would be of the neutral result. It will be shown in the neutral result, not in the EBIT and that’s the purpose of our policy, whereby, the operating margin, which of course, is subject to fluctuations, that we want to keep them away from our operating result, operating margin. So, it shows in our EBIT area that we have been successful in doing that.
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Mr. [Broise]:

I also wanted to ask you as to whether you can say something about the year 2007. Is it too early to say anything about that?
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Dr. Bernotat:

No, at this point in time, we do not make any forecasts as regards the year 2007. Many thanks. Next question, please.
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Operator:

The next question comes from Matthias Hof, or from Financial Times. Please carry on.
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Mr. Hof:

Financial Times, Germany. Good afternoon. This morning there were agency news from the Spanish newspaper, El Pais, which reported that the Spanish Bank, Caja, Madrid were going to sell their interest in Endesa. Have you heard anything about that? Is this correct? Or is this something that surprises you?
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Dr. Bernotat:

We have heard about that. We also read the newspapers and we are, of course, we are in contact with Caja Madrid, but we have no information as to whether Caja Madrid has made such a decision. So far we’ve been told that we should wait until our offer has been released. And then a decision will be made. I think that what has been published here today is merely speculation. And, if this were to be correct, then of course, we would be glad about that.

Secondly, have you been able to talk with Acciona. Are there any negotiations in the process or have you made any progress? There has been a conversation with the CEO, [inaudible]. That’s two and half weeks ago. We exchanged our points of view. It’s been an open and a friendly conversation, discussion. But, of course, we established that our intentions are quite different. So, that at the moment, we do not see any other foundations for further talks. But, in due course, namely when the shareholder structure of Endesa, after a successful takeover has been established, then of course, we will need to talk with them again. The next question please.
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Operator:

The next question comes from Jürgen Deschner from WDI in Cologne.
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Mr. Deschner:

Good afternoon. My question does not target towards the quarter results, but to the events of last weekend, namely the power blackout. Are there, according to your knowledge, any further, any new information, as to the reason. It seems to be clear now, that it was not only one factor, not only the high power line which was cut off.
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Dr. Bernotat:

Of course, we were expecting such a question. So, we brought our colleague, Mr. Maurer along. He is on the same line from Munich. And, he, of course, was over viewing this case, right from the beginning. And, he can give you a quick update of the events. Mr. Maurer, please.
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Mr. Maurer:

I’m quite glad to do that. The question, of course, was referring to what we have already published. Can we publish anything else? What I would like to say here is that we are working with full steam ahead. But, of course, it’s a very complex process which affects the whole of Europe. So, we have to capture data from Europe in order to explain this interruption. You can imagine that there have been hundreds, sometimes thousands of news. And, we of course, we have to synchronize them. We have to ascertain the control mechanisms, we have to capture data from that. That will take some time. To that effect, to that extent, we stand by the assessment that we have made so far. Namely, the cutting off of the high power line across the river Ems. And, we have made a simulation calculation, that was, of course, was non-critical. But obviously, that led to the European network in two or three, [inaudible] hard to disintegrate. And, that’s the current situation. We have further investigative results, but, of course, we will publish them only once we know for sure and certain what the real cause of events was.
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Mr. Deschner:

Isn’t there an anxiety that a second attempt to bring the ocean liner across the power line for a second time, that this may reoccur. It may not have been the only reason or it may not be the only cause?
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Dr. Bernotat:

You are quite right. On Monday night, that was not the first time that we have had such a switching. We have many big liners. On Monday, that was not the first time that we’ve done this successfully. So, to that extent, it may not, or it cannot have been, the only reason. But, of course, there’s a multiplicity of other aspects or factors which have contributed. So, to that extent we have been clear, that this may not, or can not have been the only reason. But, of course, the capacities of North West and East South [inaudible].
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Mr. Deschner:

How would you assess the likelihood for such a thing to reoccur?
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Mr. Maurer:

I cannot put this into figures. I have been taking care of this network and it’s been very reliable. So, we are quite confident. And, I would like to add that there are two developments which are quite instrumental for Europe, but also in Germany. Firstly, the increasing input of wind energy and secondly the high transit, high transit, in Germany. Those are two effects which we have had to address over the last few years. And which, of course, pose a stress for our transport system in Germany. So, as a result, the reserves which we used to have, they have been reduced. Thank you very much.
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Dr. Bernotat:

Can I add something to this process? Firstly, we work in close cooperation with the network agency, which we informed on Sunday straight away. And, which, according to the new economic law and act, is of course, responsible. And, it’s very pleasant, very pleasing to see that comments have been made and warnings have been issued that one should abstain from putting the guilt or putting the fault somewhere or to somebody. And, one should also abstain from saying that a lack of investment has been the reason, the cause, for this event and some journalists and this is unfortunate that this is the case, they do just that and we should wait until firm results are present. The next question, please.
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Operator:

The next question comes from Wolfgang Hof from the Stuttgarter Zeitung.
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Mr. Hof:

Good afternoon, Mr. Bernotat, I wanted to add a question here and ask you as to whether you have already in advance thought about damages and how high the damages could possibly be and who has claimed damages.
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Dr. Bernotat:

Once again I would like to pass on the microphone to my colleague.
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[Mr. Maurer]:

At this point I can also say that this is something we deal with in cases of this magnitude but as to damages and the amount of damages, this is premature. We want to submit a detailed report outlining the cause of the event. We are in close contact with all the necessary people and agencies. We need to find out which causes there were and then we need to ascertain which responsibilities there are.
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Mr. Hof:

Do you have an idea? I read that there is a telephone hotline for damages.
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[Mr. Maurer]:

This is something I cannot confirm but I cannot say it does not exist. There have been a number of press releases whereby some companies are thinking about claiming damages but at the moment I am not aware of any such thing. I cannot confirm that such a hotline exists. We are working on this with full power, but of course we have to deal with such potential for damage claims.
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Operator:

The next question comes from Mr. Heidge from Dow Jones.
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Mr. Heidge:

My name is Andreas Heidge. The majority of questions have already been answered, one question has remained, namely Scottish Power said today, that the board has been contacted because of a potential takeover but the takeover interested party has not been named. Is E.ON potentially behind this takeover bid?
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Dr. Bernotat:

We have also heard about that, that there are rumors in the market. The share price of Scottish Power has of course showed movement on the back of that. We are not involved with this. Next question, please.
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Operator:

The next question comes from [inaudible] from Dow Jones in Düsseldorf.
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Journalist:

Mr. Heidge just asked my question so that’s all I have to say for the time being.
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Journalist:

[Inaudible] Another issue, the issue of Russian investors in German companies within the framework of the gas deliveries, you have mentioned this, is there any further interest, maybe directly to [inaudible] which has already been talked about.
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E.ON:

Firstly, there has never been an interest by [inaudible]. We have access to the Russian gas sources and also to the Hungarian gas sources. In Germany, we have not negotiated with Gazprom, we have not agreed with them and this is not our plan, either. I cannot imagine that Gazprom will build up new sales channels with other partners. According to my knowledge, this is all pure speculation and I cannot imagine what Gazprom on a local level has as strategic interest. This seems to be too small for such a big company, but of course the answer can also come can only come from Gazprom.
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Journalist:

Do you have, do you think that Gazprom might be interested in E.ON directly?
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E.ON:

No, that’s not true, we have shares in Gazprom, but on the other side there is no, vice versa this is not the case according to my knowledge.
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Operator:

The next question comes from [inaudible] from the Financial Times.
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Journalist:

Yes, on the same subject, Mr. Bernotat, at the moment German companies are concerned that foreign investors take over things. Are you planning scenarios for the situation that this is not successful, or what can you imagine in a situation.
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E.ON:

Well, first of all, in general terms, all this speculation do not have a realistic foundation. We have seen that private equity investors were there, especially who bought up companies for several reasons. So, companies that have difficulty, especially medium term companies, medium size companies, and I cannot imagine that we should envisage large attacks. We think that we will successfully conclude Endesa and not only as a fallback position but also as further projects that we’re following up. We have a series of alternatives which we can take up. For example, the entry into the Turkish market or the electricity market in Russia, also we are interested in energy projects in the natural gas area, in upstream projects. So, I cannot see these dangers and also we’re in such a strong financial position that this would be a very large part to swallow for anyone. Any further questions? No further questions? Thank you very much to all the participants. Thank you very much, Mr. Bernotat, and thank you for your support for the conference. I would like to apologize again for all the technical problems. Thank you, Dr. Schipporeit, and I wish you all a nice day. [Inaudible] concludes today’s conference.

This transcript does not constitute an invitation to sell or an offer to buy any securities or a solicitation of any vote or approval. Endesa investors and security holders are urged to read the prospectus and U.S. tender offer statement from E.ON, when available, regarding the proposed tender offer for Endesa, because they will contain important information. The prospectus and certain complementary documentation were filed in Spain with the Spanish Comisión Nacional del Mercado de Valores (the “CNMV”). Likewise, a U.S. tender offer statement will be filed in the United States with the U.S. Securities and Exchange Commission (the “SEC”). Investors and security holders may obtain a free copy of the prospectus and its complementary documentation from E.ON, Endesa, the four Spanish Stock Exchanges, and Santander Investment Bolsa SV SA or Santander Investment SA, Corredores de Bolsa. The prospectus is also be available on the websites of the CNMV (www.cnmv.es) and E.ON (www.eon.com). Likewise, investors and security holders may obtain a free copy of the U.S. tender offer statement (when it is available) and other documents filed by E.ON with the SEC on the SEC’s web site at www.sec.gov. The U.S. tender offer statement may also be obtained for free from E.ON, when it becomes available, by directing a request to E.ON AG, External Communications, Tel.: 0211- 45 79 - 4 53.

This transcript may contain forward-looking statements. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of E.ON and Endesa and the estimates given here. These factors include the inability to obtain necessary regulatory approvals or to obtain them on acceptable terms; the inability to integrate successfully Endesa within the E.ON Group or to realize synergies from such integration; costs related to the acquisition of Endesa; the economic environment of the industries in which E.ON and Endesa operate; and other risk factors discussed in E.ON’s public reports filed with the Frankfurt Stock Exchange and with the SEC (including E.ON’s Annual Report on Form 20-F) and in Endesa’s public reports filed with the CNMV and with the SEC (including Endesa’s Annual Report on Form 20-F). E.ON assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments.

E.ON prepares its consolidated financial statements in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). This transcript may contain references to certain financial measures (including forwardlooking measures) that are not calculated in accordance with U.S. GAAP and are therefore considered “non-GAAP financial measures” within the meaning of the U.S. federal securities laws. E.ON presents a reconciliation of these non-GAAP financial measures to the most comparable U.S. GAAP measure or target, either in its Annual Report, in its interim report or on its website at www.eon.com. Management believes that the non-GAAP financial measures used by E.ON, when considered in conjunction with (but not in lieu of) other measures that are computed in U.S. GAAP, enhance an understanding of E.ON’s results of operations. A number of these non-GAAP financial measures are also commonly used by securities analysts, credit rating agencies, and investors to evaluate and compare the periodic and future operating performance and value of E.ON and other companies with which E.ON competes. These non-GAAP financial measures should not be considered in isolation as a measure of E.ON’s profitability or liquidity, and should be considered in addition to, rather than as a substitute for, net income, cash flow provided by operating activities, and the other income or cash flow data prepared in accordance with U.S. GAAP. The non-GAAP financial measures used by E.ON may differ from, and not be comparable to, similarly titled measures used by other companies.